EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Becton, Dickinson and Company (the "Company") for the registration of $650,000,000 of its securities and the related Prospectus contained therein, which includes an additional $100,000,000 of debt securities registered under the Company's Registration Statement No. 333-38193 (Form S-3) pursuant to Rule 429 under the Securities Act of 1933, and to the incorporation by reference therein of our report dated November 6, 2002, incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 -------------------------------
                                                     Ernst & Young LLP

New York, New York
March 25, 2003